Consent of Independent Registered Public Accounting Firm

OFS Capital Corporation
Chicago, Illinois

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of OFS Capital Corporation (the “Company”), which are contained in that Prospectus. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016.
We also consent to the use of our report dated March 29, 2017, relating to the information contained under Senior Securities on page 66 of this Registration Statement.
We also consent to the reference to our firm under the captions “Selected Consolidated Financial Data”, “Senior Securities” and “Independent Registered Public Accounting Firm”.
/s/ BDO USA, LLP

Chicago, Illinois
April 13, 2017